Exhibit 10.1

AMENDMENT

OF THE

EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDMENT of the Executive Employment Agreement (this “Amendment”) by and between Cardinal Financial Corporation, a Virginia corporation (“Cardinal”), and Bernard H. Clineburg (“you” and all similar references), collectively the “parties”, is entered into and is effective as of December 21, 2016.

WHEREAS, you and Cardinal are parties to an Executive Employment Agreement dated as of November 1, 2010 (as amended on November 13, 2012 and on February 10, 2016, the “Employment Agreement”),

WHEREAS, Cardinal is a party to that certain Agreement and Plan of Reorganization, dated as of August 17, 2016, by and among United Bankshares, Inc., UBV Holding Company, LLC, and Cardinal (the “Merger Agreement”),

WHEREAS, the Merger Agreement requires Cardinal to amend the Employment Agreement consistent with the terms of Section 7.10(d) of the disclosure schedules attached to the Merger Agreement, and

WHEREAS, you and Cardinal desire to amend the Employment Agreement by this Amendment.

NOW, THEREFORE, in consideration of the promises and obligations of Cardinal and you and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1.              Section 2.3(v) of the Employment Agreement is amended to add the following sentence to the end thereof:

“On or before March 15, 2017, the Company shall transfer ownership of Clineburg’s Company-owned automobile to Clineburg, with appropriate tax treatment.”

2.              The portion of the first sentence of Section 6.2 of the Employment Agreement which precedes subsection (i) therein is replaced with the following:

“During the term of this Agreement and throughout any further period that he is an officer or employee of the Company, and for a period of two years from and after the date that Clineburg is no longer employed by the Company, or for a period of two years from the date of entry by a court of competent jurisdiction of a final judgment enforcing this covenant in the event of a breach by Clineburg, whichever is later, Clineburg covenants and agrees that he will not, directly or indirectly, either as a principal or employee:”

3.              Except as amended by this Amendment, the terms of the Employment Agreement remain in effect.

CARDINAL FINANCIAL CORPORATION

/s/ Bernard H. Clineburg	By:	/s/ William G. Buck
Bernard H. Clineburg	William G. Buck
Chairman of the Compensation Committee